SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



        Date of report (Date of earliest event reported)  June 8, 1995



                            THE QUAKER OATS COMPANY
            (Exact name of Registrant as specified in its charter)



            New Jersey              1-12                 36-1655315
         (state or other          (Commission         (I.R.S. Employer
         jurisdiction of           File Number)       Identification No.)
         incorporation)



         Quaker Tower, P.O. Box 049001, Chicago, Illinois  60604-9001
                   (Address of principal executive offices)


                                 312-222-7111
             (Registrant's telephone number, including area code)






Item 5. Other Events

The Company has included below certain unaudited pro forma combined financial information related to significant acquisitions and divestitures that have closed in fiscal 1995.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information should be read in conjunction with historical financial statements contained in the Company's fiscal 1994 Annual Report on Form 10-K; the Company's Quarterly Report on Form 10-Q as of March 31, 1995; the unaudited pro forma financial information of the Company and Snapple Beverage Corp. contained in Form 8-K/A filed on February 17, 1995 to amend Form 8-K filed on December 19, 1994; the unaudited pro forma financial information of the Company and the North American pet food business contained in Form 8-K filed on March 29, 1995; and the unaudited pro forma financial information of the Company and the European pet food business contained in Form 8-K filed on May 4, 1995. The Snapple acquisition was completed on December 6, 1994, the North American pet food divestiture was completed on March 14, 1995 and the European pet food divestiture was completed on April 24, 1995. The Company also completed divestitures of other businesses in May and June 1995. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Snapple and the dispositions of the North American pet food, European pet food and other businesses been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

Basis of Presentation

The unaudited pro forma combined balance sheet information presents certain financial position information assuming the Snapple acquisition and the North American and European pet food and other businesses dispositions occurred on June 30, 1994 and assuming the European pet food and other businesses dispositions occurred on March 31, 1995. The unaudited pro forma combined income statements for the year ended June 30, 1994 and for the nine months ended March 31, 1995 present the consolidated results of operations assuming that the acquisition and dispositions occurred as of July 1, 1993.







Two-for-one Stock Split-up

Per share information and average number of common shares outstanding have been restated to reflect the November 1994 two-for-one stock split-up.

Balance Sheet Information - Historical and Pro Forma Adjustments

The following notes describe the historical and pro forma adjustments found on the accompanying balance sheet information schedule.

(1) The amounts in this column represent the historical assets, liabilities and equity of Snapple Beverage Corp. as of June 30, 1994.

(2) The adjustments included in the North American pet food column reflect the assets sold and liabilities assumed, including inventory, fixed assets, advertising and merchandising reserves and vacation accruals. Amounts in this column also reflects other items that are affected by the sale of the North American pet food business, specifically writing-off intangibles, and adjusting pension and postretirement accruals for preliminary actuarial adjustments. Deferred taxes have been reclassified to current liabilities.

(3) The adjustments included in the European pet food columns reflect the assets sold and liabilities assumed, including accounts receivable, inventory, prepaid assets, fixed assets, accounts payable, and other current and non-current liabilities. Amounts in these columns also reflect other items that are affected by the sale of the European pet food business, specifically writing-off intangibles and the cumulative translation adjustment. Deferred taxes have been reclassified to current liabilities.

(4) The adjustments included in the Other Businesses columns reflect the cumulative amounts of assets sold and liabilities assumed, including accounts receivable, inventory, prepaid assets, fixed assets, accounts payable, and other current and non-current liabilities. Amounts in these columns also reflect other items that are affected by the sale of the other businesses, specifically writing-off intangibles and the cumulative translation adjustment. Deferred taxes have been reclassified to current liabilities.


Balance Sheet Information - Historical and Pro Forma Adjustments (continued)

(5) This amount reflects the write-off of the historical cost of certain fixed assets ($8 million) that will be disposed and recording of preliminary goodwill and other intangibles ($1,589.5 million), based on the preliminary purchase price allocation, for the Snapple acquisition.


(6) This amount represents recording of certain liabilities related to the Snapple acquisition.

(7) This amount includes the addition of short-term debt ($1.4 billion) for part of the borrowings obtained to acquire Snapple, offset by the estimated after-tax proceeds ($525 million) on the divestiture of the North American pet food business, the estimated after-tax proceeds ($463.8 million) on the divestiture of the European pet food business and the estimated after-tax proceeds ($215.7 million) on the divestitures of the other businesses, which are all assumed to be used to pay down short-term debt.

(8) This remaining portion of the borrowings obtained to acquire Snapple have been classified as long-term, reflecting the Company's intent and ability to refinance this short-term debt on a long-term basis.

(9) This amount includes the total of: the estimated after-tax gain ($322.0) on the divestiture of the North American pet food business; the estimated after-tax gain ($288.7) on the divestiture of the European pet food business; and the estimated after-tax gain ($106.9) on the divestitures of other businesses; all offset by the elimination of Snapple's historical equity ($196.5 million).

(10) This amount represents the estimated after-tax proceeds ($488.0 million) on the divestiture of the European pet food business and the estimated after-tax proceeds ($219.7 million) on the divestitures of the other businesses, which are assumed to be used to pay down short-term debt.

(11) This amount includes the estimated after-tax gain ($287.2) on the divestiture of the European pet food business and the estimated after-tax gain ($100.7) on the divestitures of the other businesses.

Selected Income Statement Information - Historical and Pro Forma Adjustments

The following notes describe the historical and pro forma adjustments found on the accompanying selected income statement information schedule.

(1) These columns include the historical net sales and net income for Snapple. The net sales and net income for the March 31 period include historical Snapple activity prior to the acquisition (from July 1, 1994 through December 5, 1994). Activity for Snapple from December 6, 1994 through March 31, 1995 is included in Quaker net sales and net income.

(2) The adjustments included in the North American pet food columns reflect the direct activity of the business, including net sales and direct cost of sales, advertising and merchandising expenses, and other general direct expenses of the business. Pretax income has been tax effected at the Company's effective tax rates for those periods.

(3) The adjustments included in the European pet food columns reflect the direct activity of the business, including net sales and direct cost of sales, advertising and merchandising expenses, and other general direct expenses of the business. Pretax income has been tax effected at the Company's effective tax rates for those periods.

(4) The adjustments included in the Other Businesses columns reflect the total direct activity of the businesses sold, including net sales and direct cost of sales, advertising and merchandising expenses, and other general direct expenses of the business. Pretax income has been tax effected at the Company's effective tax rates for those periods.

(5) This amount includes: incremental amortization of preliminary Snapple goodwill and other intangibles ($40 million) resulting from the preliminary purchase price allocation (this is in addition to historical amortization of intangibles which is included in the historical amounts for Snapple); additional interest expense ($107 million) on the borrowings to acquire Snapple; and reductions in interest expense ($33.1 million, $29.2 million and $13.6 million) as a result of the after-tax proceeds from the North American pet food, European pet food and other businesses dispositions, respectively, reducing short-term borrowings. Interest expense has been calculated using the short-term rates on the borrowings obtained for the Snapple acquisition. These amounts have been tax effected as appropriate.


Selected Income Statement Information - Historical and Pro Forma Adjustments (continued)

(6) This amount includes: incremental amortization of preliminary Snapple goodwill and other intangibles ($17.5 million) resulting from the preliminary purchase price allocation (this is in addition to historical amortization of intangibles which is included in the historical amounts for Snapple); additional interest expense ($46.4 million) on the borrowings to acquire Snapple; and reductions in interest expense ($25.3 million, $23.0 million and $10.4 million) as a result of the after-tax proceeds from the North American pet food, European pet food and other businesses dispositions, respectively, reducing short-term borrowings. Interest expense has been calculated using the short-term rates on the borrowings obtained for the Snapple acquisition. These amounts have been tax effected as appropriate and include an adjustment to reflect the estimated effective tax rate assuming the dispositions occurred as of July 1, 1993.




          UNAUDITED COMBINED PRO FORMA BALANCE SHEET INFORMATION

                         AS OF JUNE 30, 1994


                                        North
                                       American  European    Other
                             Snapple   Pet Food  Pet Food  Businesses       Pro Forma   Pro Forma
                     Quaker    (1)       (2)       (3)        (4)          Adjustment   Combined
Total Assets         $3,043.3   $398.9  ($247.3)  ($326.0)  ($95.4)    (5)  $1,581.5    $4,355.0
Current Assets       $1,253.6   $239.4  ($ 41.7)  ($176.8)  ($34.2)                     $1,240.3
Current Liabilities  $1,002.4   $105.1  ($ 15.6)  ($115.3)   $ 4.2     (6)  $   78.0    $1,058.8
(excluding short-
  term debt)
Short-term Debt      $  256.7   $ 74.9                                 (7)  $  195.5    $  527.1
Long-term Debt       $  759.5   $ 12.2                                 (8)  $  300.0    $1,071.7
Common Shareholders'
 Equity              $  445.8   $196.5            ($  1.0)   $12.0     (9)  $  521.1    $1,174.4

                         AS OF MARCH 31, 1995


                                   European     Other
                                   Pet Food   Businesses         Pro Forma    Pro Forma
                        Quaker       (3)         (4)            Adjustments    Combined
Total Assets            $4,964.0    ($346.3)    ($87.4)                          $4,530.3
Current Assets          $1,399.5    ($190.2)    ($34.6)                          $1,174.7
Current Liabilities     $1,279.2    ($120.4)     $ 7.3                           $1,166.1
(excluding short-
  term debt)
Short-term Debt         $1,216.9                          (10)    ($707.7)       $  509.2
Long-term Debt          $1,107.3                                                 $1,107.3
Common Shareholders'
  Equity                $  785.3    ($  4.0)     $28.6    (11)     $387.9        $1,197.8

See accompanying general and numbered notes.





    UNAUDITED COMBINED SELECTED PRO FORMA INCOME STATEMENT INFORMATION


                    FOR THE YEAR ENDED JUNE 30, 1994



                                         North
                                       American   European     Other    Pro Forma   Pro Forma
                    Quaker   Snapple   Pet Food   Pet Food  Businesses  Adjustments  Combined
                               (1)       (2)        (3)         (4)        (5)
Net Sales          $5,955.0  $697.6    ($570.5)   ($777.9)   ($283.6)                $5,020.6
Net Income         $  231.5  $ 80.8    ($ 38.8)   ($ 19.4)   ($ 26.0)    ($58.5)     $  169.6
Earnings Per Share $   1.68                                                          $   1.22


               FOR THE NINE MONTHS ENDED MARCH  31, 1995



                                           North
                                          American  European    Other     Pro Forma    Pro Forma
                        Quaker   Snapple  Pet Food  Pet Food  Businesses  Adjustments   Combined

                                   (1)      (2)       (3)        (4)         (6)
Net Sales               $4,777.8  $271.6  ($391.8)  ($635.7)  ($167.7)                  $3,854.2
Income Before
  Cumulative Effect of
  Accounting Change     $  461.9  $  0.8  ($ 37.1)  ($ 17.1)  ($ 14.1)     ($4.3)       $  390.1
Income Per Share Before
  Cumulative Effect of
  Accounting Change     $   3.43                                                        $   2.90


See accompanying general and numbered notes.




                                 SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE QUAKER OATS COMPANY



By   Thomas L. Gettings
     Thomas L. Gettings
     Vice President and
     Corporate Controller


Date:  June 30, 1995